Exhibit 10.1

AGREEMENT

This Agreement (this “Agreement”) is made and entered into this 10th day of December 2004, by and among Depomed, Inc., a California corporation (“Depomed”), and the undersigned holder (the “Shareholder”), of Depomed’s Series A Preferred Stock (the “Series A Preferred”).  Depomed and the Shareholder are each referred to herein as a “Party” and collectively as “the Parties.”

WITNESSETH

WHEREAS, the rights, preferences and privileges of the Series A Preferred Stock are set forth in that certain Certificate of Determination of Preferences and Rights of Series A Preferred Stock of Depomed, Inc., as filed with the Secretary of State of the State of California on January 14, 2000 (the “Certificate”);

WHEREAS, as a result of various financings since January 20, 2000, Depomed has, from time to time since January 2000, adjusted the Series A Conversion Price (as defined in the Certificate) pursuant to the provisions of the Certificate;

WHEREAS, the Shareholder asserts that further adjustments to the Series A Conversion Price are required pursuant to certain anti-dilution provisions in the Certificate, which has led the Parties to dispute the meaning of these and other provisions of the Certificate (the “Dispute”); and

WHEREAS, the Parties deem it in their respective best interests to amicably resolve the Dispute and the rights, preferences and privileges of the Series A Preferred to avoid costly and time-consuming litigation over any potential claims that could be asserted by the Parties.

NOW, THEREFORE, for and in consideration of the mutual agreements, covenants and the promises herein contained, the Parties, intending to be legally bound, and to legally bind their respective successors, hereby agree as follows.

1.             Anti-Dilution Adjustments.  In consideration of the mutual agreements herein and for resolution of the Dispute, the Parties agree that the Series A Conversion Price shall be adjusted as of the date hereof to $7.50 per share.  Such adjustment shall be in full satisfaction of all claims that have been made or could have been made by the Shareholder for adjustments to the Series A Conversion Price relating to issuances of Depomed securities prior to the date hereof and no further claim of any nature shall be made to further adjust the Series A Conversion Price as of the date hereof with respect to such issuances.

2.             Warrant for Common Stock.  Depomed hereby irrevocably agrees to issue to the Shareholder, on or before December 28, 2004, a warrant in the form attached hereto as Exhibit A, to purchase shares of Depomed Common Stock (the “Warrant”).  The Shareholder hereby waives any right to any anti-dilution adjustment to the Series A Conversion Price arising from the issuance of the Warrant or the Warrant Securities (as defined in the Warrant).

3.             Interpretation of Certificate.  The Parties hereby agree to the following interpretations of certain provisions of the Certificate.  In consideration of Depomed’s issuance of the Warrant and the Parties’ willingness to agree to the terms of this Agreement, these interpretations shall, with respect to all issuances of Depomed securities occurring on or after the date hereof, be binding on the Parties, their successors and assigns, including without limitation any subsequent transferee of the Series A Preferred or the Warrant.

3.1.          The term “aggregate consideration received by the Company” in Section 4(a)(iii) of the Certificate shall mean gross, not net, consideration received by the Company in any applicable issuance of securities, such that all consideration paid by the issuees for any issuance (excluding the principal amount of any convertible debt or preferred stock issued by Depomed) shall be considered received by Depomed without regard to (a) expenses (including without limitation legal, accounting and financial advisory fees and expenses) associated with such issuance, (b) other monies paid, payable or deducted from such consideration or (c) any value attributed or attributable to any options, warrants or other instruments exercisable for Depomed securities issued in connection therewith, which shall be treated in accordance with Section 3.3 below.

3.2.          The term “Common Stock Equivalents” (as defined in Section 4(a)(iv) of the Certificate) shall not include, and no anti-dilution adjustments will be made for, any Depomed securities (including without limitation warrants or shares underlying warrants) issued in a private sale pursuant to which the purchasers are granted registration rights for the resale of such securities and such securities are sold at a price not less than the lesser of 85% of the Fair Market Value (as defined in the Certificate).  The term “provided that the rights of the holders of the Series A Preferred as set forth in Section 4(a)(iii) are not affected” in Section 4(a)(iv) shall not be deemed to limit Depomed’s right to issue securities in accordance with the foregoing provisions without triggering any price anti-dilution.

3.3.          Section 4(a)(vi)(A) of the Certificate shall be interpreted to require that shares of Depomed Common Stock underlying warrants and other convertible securities (including without limitation convertible debt or preferred stock) shall be deemed issued upon the date that the warrants or convertible securities are issued, shall be deemed issued for consideration equal to the exercise or conversion price of the securities, and no price anti-dilution adjustment shall be made under the Certificate unless the exercise or conversion price of the warrants or convertible securities is less than the Fair Market Value (or such lesser amount as is set forth in Section 3.2 above, as applicable) on the date the warrants or convertible securities are issued.  For avoidance of doubt, in any issuance by the Company of more than one form of security in a single transaction or series of related transactions (such as the issuance of units consisting of Depomed Common Stock and warrants to purchase Depomed Common Stock) at different sale or conversion prices, the antidilution provisions of the Certificate, as interpreted hereby, shall be applied separately to each such security and not on the basis of the average sale or conversion prices of such separate securities.

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4.             Voting Agreement and Related Matters.

4.1.          In the event any Corporate Transaction (as defined in Section 4.2) involving Depomed occurs while any Series A Preferred remains outstanding, each holder of the Series A Preferred shall vote its shares of Series A Preferred in favor of such Corporate Transaction and shall not exercise any appraisal or dissenters’ rights in connection with such Corporate Transaction which are or may be available to such holder under the California Corporations Code; provided that each of the following conditions is met:

(i)            The Corporate Transaction is approved by (a) the Board of Directors of Depomed and (b) the holders of a majority of Depomed’s Common Stock then outstanding;

(ii)           The holder receives at least fifteen (15) days advanced written notice of the consummation of the Corporate Transaction; and

(iii)          The holder receives consideration in the Corporate Transaction in the form of cash, marketable securities or other marketable property valued at an amount equal to the full liquidation preference of the holder’s shares of Series A Preferred upon consummation of the Corporate Transaction, as such liquidation preference is determined in accordance with the Certificate.  Subject to the limitation set forth in the immediately preceding sentence, the condition set forth in this clause (iii) shall be met if the consideration received by the holder in the Corporate Transaction is in the same form, and valued by the same method, as the consideration received in the Corporate Transaction by holders of Depomed’s Common Stock.  For the avoidance of doubt, if the consideration received by holders of Depomed’s Common Stock in the Corporate Transaction is marketable securities or other marketable property, the condition in this clause (iii) shall be met if the holder receives consideration in the Corporate Transaction with a value equal to the aggregate liquidation preference of the holder’s shares of Series A Preferred as of the trading day immediately preceding the closing of the Corporate Transaction (the “Value Date”), based on the average closing price of such marketable securities or other marketable property during the ten trading day period ending on the Value Date, as reported on the principal national exchange or quotation service on which such marketable securities or other marketable property is then listed or quoted.

4.2.          A “Corporate Transaction” shall be deemed to include any merger, consolidation, or other corporate transaction in which a controlling interest in Depomed is transferred to a third party, the sale of all or substantially all of Depomed’s assets to an third party or a leveraged or management buyout of Depomed by a third party; provided, however, that a merger solely for the purpose of reincorporating Depomed in a different jurisdiction shall not constitute a Corporate Transaction.

4.3.          Unless otherwise agreed by the holders of a majority of the shares of the Series A Preferred then outstanding, Depomed covenants and agrees that it shall not approve any Corporate Transaction pursuant to which (i) all of Depomed’s Common Stock then issued and outstanding is sold or exchanged for cash or for securities of a third party or (ii) all or substantially all of Depomed’s assets are sold to an unaffiliated third party, unless, in either case,

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each holder of the Series A Preferred receives in full the Liquidation Preference (or its pro rata share of the Liquidation Preference, as applicable) in the form of cash, marketable securities or other marketable property valued in the manner set forth in Section 4.1 above.

4.4.          The foregoing shall not limit the right of the Series A Preferred holders to convert the Series A Preferred prior to consummation of such Corporate Transaction.

5.             Mutual Releases.

5.1.          Effective as of the date of this Agreement, the Shareholder, including itself, its affiliates, its direct and indirect parent and subsidiary entities and investment advisers (including without limitation Polygon Investment Partners LLP and Polygon Investment Partners LP and the partners thereof), the record holder of the Series A Preferred and its and their respective administrators, affiliates, predecessors, successors, assigns, officers, directors, employees, shareholders, trustees, limited partners, hereby release and forever discharge Depomed, and its past and present directors, officers and employees, administrators, agents, attorneys, predecessors, successors, subsidiaries, affiliates, assigns, customers, licensees and other transferees from any and all actual or potential causes of action, actions, claims, and demands whatsoever in law or in equity arising on or prior to the date hereof, directly or indirectly, relating to the Dispute, the Certificate, the Series A Preferred or the Common Stock underlying the Series A Preferred.

5.2.          Effective as of the date of this Agreement, Depomed including its administrators, affiliates, predecessors, successors, assigns, officers, directors, employees, trustees, and subsidiaries, hereby releases and forever discharges the Shareholder and any of its direct and indirect parent and subsidiary entities and investment advisers (including without limitation Polygon Investment Partners LLP and Polygon Investment Partners LP and the partners therof), and their respective past and present directors, officers and employees, administrators, agents, attorneys, predecessors, successors, subsidiaries, affiliates, assigns, customers, limited partners, licensees and other transferees from any and all actual or potential causes of action, actions, claims, and demands whatsoever in law or in equity arising on or prior to the date hereof, directly or indirectly, relating to the Dispute, the Certificate, the Series A Preferred or the Common Stock underlying the Series A Preferred.

5.3.          Nothing herein shall be construed to release either of the Parties from their respective obligations pursuant to this Agreement.

5.4.          Each Party has been advised by legal counsel and is familiar with the provision of Section 1542 of the California Civil Code, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED A SETTLEMENT WITH THE DEBTOR.”

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5.5.          Each Party knowingly waives any rights it may have under Section 1542, and under any similar provision of any other state or federal law, and the releases provided in Sections 5.1 and 5.2 include all causes of action, actions, claims, and demands whatsoever in law or in equity that are not known or are not ascertainable as of the execution of this Agreement.

6.             Representations and Warranties.

6.1           Each Party represents and warrants that it has the right to enter into this Agreement and to grant the rights set forth therein, and further warrants that it is under no restriction with respect to the grant of such rights.

6.2           The Shareholder represents and warrants to Depomed that (i) it is the sole holder of any beneficial, legal or equitable interest in any of the outstanding shares of Series A Preferred (other than the investors and investment advisers with beneficial interests in the Shareholder) and (ii) this Agreement shall be binding and enforceable against the holder of any beneficial interest in the Series A Preferred.

7.             Arbitration.  If any dispute arising from or relating to the Dispute, the Certificate, the Series A Preferred or the Common Stock underlying the Series A Preferred regarding the interpretation or enforcement of this Agreement or the Certificate shall arise from the date hereof, any such dispute or claim(s) by either Party shall be settled by arbitration conducted in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association by a single arbitrator.  The Parties shall endeavor to select a mutually acceptable arbitrator within fifteen business days after the commencement of a dispute or claim hereunder.  If the Parties cannot agree on an arbitrator, then the American Arbitration Association shall select said arbitrator.  The arbitration of such issues, including the determination of any amount of damages suffered by any Party hereto by reason of the acts or omissions of any Party, shall be final and binding upon all parties.  Except as otherwise set forth in this Agreement, the cost of any arbitration hereunder, including the cost of the record or transcripts thereof, if any, administrative fees, and all other fees involved including reasonable attorneys’ fees incurred by the Party determined by the arbitrator to be the prevailing Party, shall be paid by the Party determined by the arbitrator not to be the prevailing Party, or otherwise allocated in an equitable manner as determined by the arbitrator.  The Parties shall use reasonable efforts to enable the arbitrator to render its decision no later than sixty (60) days after the submission of the dispute to the arbitrator.

8.             Standstill.  The Shareholder represents, warrants and covenants to Depomed that neither the Shareholder, nor any affiliate, representative, employee, agent or investment adviser of the Shareholder (including without limitation any affiliate, representative, employee or agent of Polygon Investment Partners LP or Polygon Investment Partners LLP), either directly or indirectly, has entered into or will at any time in the future enter into any agreement to purchase all or any part of convertible debt securities of Depomed outstanding on the date hereof.

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9.             The Agreement.

9.1.          This Agreement may be amended or modified only in writing executed by Depomed and the holders of at least a majority of the issued and outstanding shares of Series A Preferred.

9.2.          It is understood and agreed that this Agreement, any consideration given or accepted in connection with it and the agreements made in it are all made, given and accepted in settlement and compromise of disputed claims and are not an admission of liability by any Party.

9.3.          Each Party has undertaken such independent investigation and evaluation as it deems appropriate and is entering this Agreement in reliance on that and not in reliance on any advice, disclosure, representation or information provided by or expected from the other Party.  This is an agreement of settlement and compromise, made in recognition that the Parties may have different or incorrect understandings, information and contentions, as to facts and law, and with each Party compromising and settling any potential correctness or incorrectness of its understandings, information and contentions as to the facts and law.

10.           Miscellaneous.

10.1.        Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same Agreement.  A signature by facsimile shall be deemed to be an original.

10.2.        Confidentiality.  Depomed and the Shareholder shall not, without the other party’s prior written consent, disclose the terms of and reasons for this Agreement to any third party, except (a) as necessary for compliance with applicable laws and regulations or legal or administrative processes proceedings or (b) in connection with a transfer of the Warrant or Series A Preferred (provided that no such transfer shall be discussed with any holder of any direct or indirect beneficial interest in convertible debt securities of Depomed outstanding on the date hereof).  The Shareholder acknowledges and agrees that Depomed will file this Agreement and the Warrant as exhibits to its filings with the United States Securities and Exchange Commission.

10.3.        Governing Law.  This Agreement and the rights of the Parties hereunder shall be governed and construed by the laws of the State of California, without giving effect to its conflicts of laws principles.

10.4.        Severability.  If any provision of this Agreement is found to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall remain in full force and effect.

10.5.        Entire Agreement.  This Agreement, the Certificate and the Warrant constitute the entire understanding between the parties with respect to the subject matter hereof and replaces and supersedes any previous agreements between the parties.  There are no understandings, representations, licenses or warranties of any kind, express or implied, not expressly set forth herein.

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10.6.        Binding Nature.  The terms and conditions of this Agreement shall be binding upon the Parties, their successors and assigns, including without limitation subsequent assigns, purchasers, heirs, or any other transferee(s) of the Series A Preferred and the Warrant.

10.7.        Notice.  Any notice given under this Agreement shall be in writing and transmitted by registered mail and facsimile addressed to the other Party for whom notice is given at the address shown below or at such other address as the addressee shall have furnished in writing to the other Party as follows:

If to Depomed:

Depomed, Inc.

1360 O’Brien Drive

Menlo Park, CA 94025-1436

Attn: President

Telephone: 650-462-5900

Facsimile: 650-462-9993

With a copy to:

Stephen C. Ferruolo

Heller Ehrman White & McAuliffe LLP

4350 La Jolla Village Drive

7th Floor

San Diego, CA 92122-1246

Telephone: 858-450-8400

Facsimile: 858-450-8499

If to the Shareholder:

Kings Road Investments Ltd.

598 Madison Avenue, 14th Floor

New York, NY 10022

Attn:  Brandon Jones

                              Erik Caspersen

Telephone:  (212) 359-7330

Facsimile:  (212) 359-7303

With a copy to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, NY 10022

Attn:  Eleazer Klein, Esq.

Telephone:  (212) 756-2000

Facsimile:  (212) 593-5955

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

DEPOMED, INC.

By:	/s/ John F. Hamilton

Name:	John F. Hamilton

Title:	VP & CFO

KINGS ROAD INVESTMENTS LTD.

By:	/s/ Brandon Jones

Name:	Brandon Jones

Title:	Co-head, Private Investments, Polygon Investment Partners LP as Investment Manager for Kings Road Investments Ltd.

EXHIBIT A

WARRANT

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE DISPOSED OF UNLESS PURSUANT TO A REGISTERED OFFERING OR BY TRANSFER EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES REPRESENTED BY THIS WARRANT ARE SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH HEREIN.

DEPOMED, INC.

COMMON STOCK WARRANT

NO.:  W- 2004 - 01

EXERCISABLE BY DELIVERY OF:  issued and outstanding shares of the Series A Preferred Stock of Depomed, Inc. as of January 20, 2006

This certifies that, for value received, Kings Road Investments Ltd. or its registered permitted assigns (the “holder”), upon due exercise of this warrant (this “Warrant”), is entitled to purchase from Depomed, Inc., a California corporation (the “Company”), at any time on or after January 20, 2006 (the “Initial Exercise Date”), and before 5:00 p.m. Pacific Standard Time on January 20, 2009 (such date, or such earlier date on which this Warrant terminates pursuant to Section 7 hereof, the “Expiration Date”), all or any part of the number of shares of the Common Stock, no par value, of the Company (“Common Stock”) for which this Warrant is exercisable in accordance with Section 1(a) below (such shares, the “Warrant Shares”) at the purchase price determined in accordance with Section 1(b) below (the “Purchase Price”).  Both the Purchase Price and the number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment as provided below.

SECTION 1.  Exercise of Warrant.

(a)           Provided that this Warrant does not terminate on or prior to the Initial Exercise Date pursuant to Section 7 below, the holder of this Warrant may, at any time during the period beginning on Initial Exercise Date and ending on the Expiration Date (the “Exercise Period”), exercise this Warrant in whole at any time or in part from time to time (but not for less than 1,000 Warrant Shares or other securities which the holder is entitled to purchase hereunder (“Warrant Securities”), unless this Warrant is then exercisable for fewer than 1,000 Warrant Shares or Warrant Securities and is exercised in full) for a number of shares of Common Stock equal to the quotient of:  (i) the product of (A) the number of shares of Series A Preferred Stock, no par value, of the Company (the “Series A Preferred”) issued and outstanding (including any accrued dividends) and held of record by the holder as of the Initial Exercise Date, multiplied by (B) $1,000.00; divided by (ii) the “Purchase Price” in effect at the time of exercise.

Notwithstanding any provision to the contrary in this Warrant, in no event will this Warrant be exercisable for a number of Warrant Shares in excess of 6,934,768 shares of Common Stock (as adjusted to reflect stock splits, stock dividends and other similar transactions affecting the Common Stock set forth in Section 3 below), which is equal to 19.99% of 34,691,190, the number of outstanding shares of Common Stock as of December 10, 2004.

(b)           The Purchase Price for each Warrant Share initially shall be equal to the Series A Conversion Price (as defined in the Certificate of Determination of Preferences and Rights of Series A Preferred Stock of the Company, Inc. filed with the Secretary of State of the State of California on January 14, 2000 (the “Certificate of Determination”)) in effect on the Initial Exercise Date.  On each Adjustment Date (as defined below), the Purchase Price shall be decreased by multiplying the Purchase Price then in effect by a fraction the numerator of which is 100 and the denominator is 102.5.  An “Adjustment Date” shall mean each of the following dates:  July 20, 2006, January 20, 2007, July 20, 2007, January 20, 2008, July 20, 2008 and January 20, 2009.  For exercises on dates in between Adjustment Dates, the Purchase Price shall be adjusted proportionately to account for the number of days that have passed since the last Adjustment Date.

(c)           The Purchase Price may be paid only by delivery to the Company for cancellation shares of Series A Preferred.  The Purchase Price may not be paid in cash, check, cashier’s check, cancellation of indebtedness or any form of consideration other than issued and outstanding shares of Series A Preferred.  Each share of Series A Preferred shall represent $1,000.00 of aggregate Purchase Price.

(d)           The Company and the initial holder acknowledge and agree that the following table sets forth the number of Warrant Shares for which this Warrant will be exercisable on the Adjustment Dates, and the Purchase Price applicable to any such exercise, assuming that (i) the Warrant is exercisable throughout the Exercise Period, (ii) there are no adjustments to the Series A Conversion Price on or prior to the Initial Exercise Date (it being understood and agreed that the Series A Conversion Price in effect as of December 10, 2004 is $7.50), (iii) no shares of Series A Preferred are converted into Common Stock (or otherwise converted, repurchased, retired or cancelled) on or prior to the Initial Exercise Date (it being understood and agreed that, in that event, there will be Eighteen Thousand One Hundred Fifty-Eight and Eight Hundred Forty-Eight One-Thousandths (18,158.848) shares of Series A Preferred issued and outstanding as of the Initial Exercise Date and that any conversion of shares of Series A Preferred into Common Stock prior to the Initial Exercise Date will cause the maximum number of Warrant Shares reflected in the table below to be proportionately reduced) and (iv) there are no adjustments under Section 4 hereof:

Exercise Date	Purchase Price	Aggregate Number of Issued and Outstanding Shares of Series A Preferred	Maximum Number of Warrant Shares
January 20, 2006	$7.50	18,158.848	2,421,180
July 20, 2006	$7.3171	18,158.848	2,481,700
January 20, 2007	$7.1386	18,158.848	2,543,755
July 20, 2007	$6.9645	18,158.848	2,607,344
January 20, 2008	$6.7946	18,158.848	2,672,541
July 20, 2008	$6.6289	18,158.848	2,739,346
January 20, 2009	$6.4672	18,158.848	2,807,838

(e)           To exercise this Warrant, the holder must deliver to the Company at the address specified in Section 6(i) below (i) a completed written notice of such holder’s election to exercise this Warrant in the form attached hereto (a “Notice of Exercise”), (ii) a number of Shares of Series A Preferred sufficient to pay the Purchase Price then in effect for the number of Warrant Shares or Warrant Securities being purchased, and (iii) this Warrant; provided, however, that the Company may require that such holder furnish to the Company a written statement that such holder is purchasing such Warrant Shares or Warrant Securities for such holder’s own account for investment and not with a view to the distribution thereof (provided that by making the representations herein, the holder does not agree to hold any of the securities for any minimum or other specific term and reserves the right to dispose of the securities at any time), that none of such shares will be offered or sold in violation of the provisions of the Securities Act and applicable state securities laws and as to such other customary matters relating to the holder as the Company may reasonably request and as are required under applicable law for the issuance of such Warrant Shares or Warrant Securities without registration under the Securities Act and applicable state securities laws.  Upon receipt of such items, the Company shall, within seven (7) business days, execute or cause to be executed and deliver to such holder a certificate or certificates representing the aggregate number of Warrant Shares (or, if applicable, Warrant Securities) specified in the Notice of Exercise.

(f)            This Warrant may not be exercised for fractional Warrant Shares or Warrant Securities.  If this Warrant is exercised only in part, the Company shall deliver to the holder a new Warrant evidencing the rights of such holder to purchase the remaining Warrant Shares called for by this Warrant at the same time the Company delivers the certificate or certificates for the Warrant Shares or Warrant Securities being issued.  The new Warrant shall in all other respects be identical with this Warrant, or, at the request of such holder, appropriate notation of the partial exercise of the Warrant may be made on this Warrant and the same returned to such holder.  The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of certificates for Warrant Shares or Warrant Securities under this Section, except that, if the holder requests that the certificates be registered in a name or names other than the name of the holder, the holder must pay the Company an amount sufficient to pay any stock transfer taxes payable upon the execution and delivery of such share certificates in such other name(s).  The holder must pay such amount for taxes prior to the Company being required to deliver the Warrant Shares (or Warrant Securities, as the case may be).

(g)           The Company represents, warrants, covenants and agrees that (i) it shall at all times prior to the exercise of this Warrant reserve and keep available for issuance sufficient shares of Common Stock or Warrant Securities, as the case may be, for issuance upon the exercise hereof, and (ii) all such Warrant Shares or Warrant Securities issuable upon any exercise of this Warrant in accordance herewith shall be validly authorized and issued, fully paid and nonassessable upon such issuance.

(h)           This Warrant shall not entitle the holder hereof to any of the rights of a shareholder of the Company by virtue of such holder’s ownership hereof prior to exercise in the manner herein provided.

SECTION 2.  Transfer and Division; Restrictions on Transfer.

(a)           The holder of this Warrant may transfer this Warrant in whole (in the case of the transfer of all issued and outstanding shares of Series A Preferred) or in part (in the case of the transfer of less than all issued and outstanding shares of Series A Preferred) simultaneously with any transfer of 3,000 or more shares of Series A Preferred to the transferee of such shares of Series A Preferred in proportion to the number of shares of Series A Preferred so transferred relative to the number of all shares of Series A Preferred then issued and outstanding; provided, however, that the initial holder of this Warrant may transfer this Warrant in part (and in proportion to the number of shares of Series A Preferred so transferred relative to the number of all shares of Series A Preferred then issued and outstanding) to a single transferee of fewer than 3,000 shares of Series A Preferred if, at the time of such transfer, the initial holder holds fewer than 3,000 shares of Series A Preferred and transfers all of the issued and outstanding shares of Series A Preferred then held by the initial holder to such transferee.  Except as provided in this Section 2(a), no transfer or partial transfer of this Warrant shall be made to a holder of less than 3,000 shares of Series A Preferred.  Any purported transfer of the Warrant or shares of Series A Preferred in violation of the restrictions set forth in this Section 2(a) shall be void and of no force or effect.

(b)           Subject to the provisions of Section 2(a) above and Section 3, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment or partial assignment, as applicable, in the form attached hereto, at the principal office of the Company.

(c)           The Company will maintain a register containing the names and address of the initial holder of this Warrant, and shall record in such register any permitted transfers of this Warrant (in whole or in part) and the name and address of any permitted transferee of this Warrant.  The holder of this Warrant may change such holder’s address as shown on the warrant register by written notice to the Company requesting such change.  Until any transfer of this Warrant is made in the warrant register, the Company may treat the holder of this Warrant as the absolute owner hereof for all purposes, and the rights and obligations of the Company hereunder shall not be affected by any notice or knowledge to the contrary.

(d)           Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and (i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or (ii) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver to the registered holder, in lieu thereof, a new Warrant identical in all respects to such lost, stolen, destroyed or mutilated Warrant.

SECTION 3.  Compliance with Securities Act.

Each certificate for Warrant Shares (or Warrant Securities) initially issued upon the exercise of this Warrant and each certificate for Warrant Shares (or Warrant Securities) issued to permitted transferees of any such certificate shall be stamped or otherwise imprinted with legend in substantially the following form, unless such Warrant Shares (or Warrant Securities) are freely tradable pursuant to an exemption from registration under applicable securities laws and regulations:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE DISPOSED OF UNLESS PURSUANT TO A REGISTERED OFFERING OR BY TRANSFER EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.”

SECTION 4.  Adjustment of Purchase Price.

(a)           The Purchase Price and the number of Warrant Shares and the number or type or amount of any Warrant Securities and property for which this Warrant may be exercisable (or which may be issued to the holder upon exercise) shall be subject to adjustment from time to time effective upon each occurrence of any of the following events during the Exercise Period:

(i)            If the Company shall declare or pay any dividend with respect to its Common Stock payable in shares of Common Stock, subdivide the outstanding Common Stock into a greater number of shares of Common Stock, or reduce the number of shares of Common Stock outstanding (whether by stock split, reverse stock split, reclassification or otherwise than by repurchase of its Common Stock, a “Stock Split”), the Purchase Price and number of Warrant Shares or Warrant Securities issuable upon exercise of this Warrant shall be appropriately adjusted so that the holder hereof shall receive upon exercise of this Warrant, for the same aggregate consideration provided herein, the same number of shares of Common Stock or other securities (plus cash in lieu of fractional securities) as the holder would have received as a result of such Stock Split had such holder exercised this Warrant in full immediately prior to such Stock Split.

(ii)           If the Company shall (in each case, whether in one transaction or a series of related transactions) (A) merge or consolidate with or into one or more corporations, limited liability companies or partnerships, (B) sell or otherwise dispose of all or substantially all its assets or (C) adopt a plan of recapitalization or reorganization and in any such merger, consolidation, sale or other disposition, recapitalization or reorganization the holders of Common Stock (or Warrant Securities for which this Warrant is then exercisable) receive, or the Common Stock is exchanged for, cash, stock or other securities convertible into equity of the surviving or acquiring corporations or entities, or other securities or property, then in each case after the effective date of such merger, consolidation, sale, recapitalization or reorganization, as the case may be, the holder of this Warrant shall, for the same aggregate consideration provided herein, be entitled to receive upon exercise of this Warrant, in lieu of the shares of Common Stock (or Warrant Securities) as to which this Warrant otherwise would be exercisable, shares of such stock or other securities (plus cash in lieu of fractional shares), cash or property as the holder of this Warrant would have received pursuant to the terms of the merger, consolidation, sale or other disposition, recapitalization or reorganization had such holder exercised this Warrant or its remaining portion in full immediately prior to such merger, consolidation, sale or other disposition, recapitalization or reorganization (and provided that this Warrant does not terminate in accordance with Section 7 below immediately prior to such consolidation, merger, sale or other disposition, recapitalization or reorganization).  In the event of any consolidation, merger, sale or other disposition, recapitalization or reorganization as described in this Section 4(a)(ii), provision shall be made in connection therewith for the surviving or acquiring entity to assume all obligations and duties of the Company hereunder or to issue substitute warrants in lieu of this Warrant with all such changes and adjustments in the number or kind of shares of stock or securities or property thereafter subject to this Warrant or in the Purchase Price as shall be required in connection with this Section 4(a)(ii).

(iii)          If the Company proposes to liquidate and dissolve (other than in connection with a transaction described in Section 4(a)(ii) for which appropriate adjustment is made as provided therein), the Company shall give notice thereof as provided in Section 5 below and shall permit the holder of this Warrant to elect to exercise any unexercised portion hereof at any time within the 10 day period following delivery of such notice and thereby participate as a stockholder of the Company in connection with such liquidation or dissolution.

(b)           Whenever any adjustment is made as provided in any provision of Section 4(a):

(i)            the Company shall compute the adjustments in accordance with this Section 4 and shall prepare a certificate signed by an executive officer of the Company setting forth the adjusted number of shares or other securities or property and Purchase Price, as applicable, and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Company or its designee; and

(ii)           a notice setting forth the adjusted number of shares or other securities or property and the Purchase Price, as applicable, shall forthwith be prepared and delivered by the Company to the holder of record of each Warrant as promptly as practicable.

(c)           If at any time, as a result of any adjustment made pursuant to this Section 4, the holder of this Warrant shall become entitled, upon exercise hereof, to receive any Warrant Shares other than shares of Common Stock or to receive any Warrant Securities, the number of such other shares or securities so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner, on terms and with a result as nearly equivalent as practicable to the provisions contained in this Section 4 with respect to the Common Stock.

(d)           No adjustment shall be made under this Section 4 in respect of any event that occurs on or prior to the Initial Exercise Date.

SECTION 5.  Special Agreements of the Company.

In case the Company proposes:

(a)           to pay any dividend upon the Common Stock or make any distribution or offer any subscription or other rights to the holders of Common Stock;

(b)           to effect any capital reorganization or reclassification of capital stock of the
Company; or

(c)           to effect the consolidation, merger, sale of all or substantially all of the assets, liquidation, dissolution or winding up of the Company,

then, in any such event, the Company shall cause notice of any such intended action to be given to the holder of this Warrant not less than 15 days prior to the date on which the transfer books of the Company shall close or a record be taken for such dividend or distribution, or the date when such capital reorganization, reclassification, consolidation, merger, sale, liquidation, dissolution or winding up shall be effected, or the date of such other event, as the case may be.

SECTION 6.  Notices.

Any notice or other document required or permitted to be given or delivered to the holder of this Warrant shall be in writing and sent (a) by fax if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by a recognized overnight delivery service (with charges prepaid).

(i)            if to the Company, at Depomed, Inc., 1360 O’Brien Drive, Menlo Park, CA 94025, Fax: (650) 462-9993 Attention: Chief Financial Officer, or such other address as the Company from time to time shall specify to the holder of this Warrant in writing; or

(ii)           if to the holder, at its address set forth on the Warrant register, or such other address as the holder or its registered permitted assigns shall have specified to the Company in writing.

Notices given under this Section 6 shall be deemed given when actually received or, if later, three business days after sent in accordance with this Section 6.

SECTION 7.  Termination.

(a)           This Warrant will not be exercisable, and will terminate, in the event of any merger, reorganization, sale of all or substantially all the assets of the Company, or upon any liquidation or dissolution of the Company, in each case that occurs on or prior to January 20, 2006.

(b)           This Warrant will not be exercisable, and will terminate, immediately prior to the consummation of any Corporate Transaction (as defined below) involving the Company that occurs during the Exercise Period; provided that each of the following conditions is met:

(i)            The Corporate Transaction is approved by (A) the Board of Directors of the Company and (B) the holders of a majority of the Common Stock then outstanding;

(ii)           The holder receives at least fifteen (15) days advanced notice of the consummation of the Corporate Transaction; and

(iii)          The holder receives consideration in the Corporate Transaction in the form of cash, marketable securities or other marketable property valued at an amount equal to the full liquidation preference of the holder’s shares of Series A Preferred upon consummation of the Corporate Transaction, as such liquidation preference is determined in accordance with the Certificate of Determination.  Subject to the limitation set forth in the immediately preceding sentence, the condition set forth in this clause (iii) shall be met if the consideration received by the holder in the Corporate Transaction is in the same form, and valued by the same method, as the consideration received in the Corporate Transaction by holders of Common Stock.  For the avoidance of doubt, if the consideration received by holders of Common Stock in the Corporate Transaction is marketable securities or other marketable property, the condition in this clause (iii) shall be met if the holder receives consideration in the Corporate Transaction equivalent to the aggregate liquidation preference of the holder’s shares of Series A Preferred as of the trading day immediately preceding the Closing of the Corporate Transaction (the “Value Date”), based on the average closing price of such marketable securities or other marketable property during the ten trading day period ending on the Value Date, as reported on the principal national exchange or quotation service on which such marketable securities or other marketable property is then listed or quoted.

A “Corporate Transaction” shall be deemed to include any merger, consolidation, or other corporate transaction in which a controlling interest in the Company is transferred to a third party, the sale of all or substantially all of the Company’s assets to a third party or a leveraged or management buyout of the Company; provided, however, that a merger solely for the purpose of reincorporating the Company in a different jurisdiction shall not constitute a Corporate Transaction.

(c)           This Warrant will not be exercisable, and will terminate, upon the conversion of all issued and outstanding shares of Series A Preferred into Common Stock on or prior to the Initial Exercise Date.

SECTION 8.  Amendment.

This Warrant may not be amended, modified or otherwise altered in any respect except by the written consent of the registered holder of this Warrant and the Company.

SECTION 9.  Successors and Assigns.

This Warrant shall be binding upon and inure to the benefit of the Company and the holder of this Warrant and their respective successors and permitted assigns.

SECTION 10.  Governing Law.

This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its conflicts or choice of law principles.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its duly authorized officers and accepted by the holder of this Warrant this ________ day of December, 2004.

Accepted and Agreed:	Depomed, Inc.
Kings Road Investments Ltd.

By:	By:
Name:	Name: John F. Hamilton
Title:	Title: Vice President of Finance and Chief Financial Officer

Address for Notices:
598 Madison Avenue, 14th Floor
New York, NY 10022

NOTICE OF EXERCISE

The undersigned, ___________________, pursuant to the provisions of the foregoing Warrant, hereby elects to subscribe for and purchase ____________________ shares of the Common Stock, no par value, of Depomed, Inc. covered by said Warrant (or such number of Warrant Securities currently issuable upon exercise thereof), and makes payment therefor in full at the price per share provided by said Warrant by delivering herewith _____ shares of the Series A Preferred Stock of Depomed, Inc.

Dated:	By:
Name:
Title:

Signature Guarantee:	Address:

Social Security or Tax ID No.

ASSIGNMENT

FOR VALUE RECEIVED _______________ hereby sells, assigns and transfers unto ____________________ (SS# or Tax ID#_________________) the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _____________________, attorney, to transfer said Warrant on the books of Depomed, Inc.  The assignee understands and acknowledges that this Warrant may be transferred in accordance with the terms and subject to the conditions of the Warrant, including without limitation Section 2(a) thereof.

Dated:	By:
Name:
Title:

Signature Guarantee:	Address:

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED _______________ hereby assigns and transfers unto ____________________ (SS# or Tax ID#________________) the right to purchase _______ shares of the Common Stock, no par value, of Depomed, Inc. covered by the foregoing Warrant (or such number of Warrant Securities currently issuable upon exercise thereof), and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint ____________________, attorney, to transfer that part of said Warrant on the books of Depomed, Inc.

Dated:	By:
Name:
Title:

Signature Guarantee:	Address: